Exhibit 10.7

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT, dated as of October 5, 2005 (this “Lock-Up Agreement” or this “Agreement”) is by and between Lau Acquisition Corp. d/b/a Lau Technologies (the “Lau Technologies”) and Viisage Technology, Inc. a Delaware corporation (“Company”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Investment Agreement (as defined below).

WHEREAS, the Company and L-1 Investment Partners LLC (the “Investor”) have entered into a certain Investment Agreement dated as of October 5, 2005 (the “Investment Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, the Investor will purchase shares of common stock of the Company and warrants to purchase shares of common stock of the Company (the “Investment”); and

WHEREAS, as a condition to the willingness of the Company and the Investor to consummate the Investment, the Company and the Investor have required that Lau Technologies agree, and in order to induce the Company and the Investor to enter into the Investment, Lau Technologies is willing to agree, to restrict the sale of its shares of the Company’s capital stock upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Agreement.

(a) In consideration of the Investor and the Company entering into the Investment Agreement and to induce the Investor and the Company to consummate the Investment, and subject to the Pledge and Security Agreement between Lau Acquisition Corp. d/b/a Lau Technologies and Fleet National Bank dated as of May 30, 2003, as amended, Lau Technologies hereby agrees that it will not, without the prior written approval of the Company, directly or indirectly, sell, offer or agree to sell, contract to sell, grant any option for the sale of, make any short sale, pledge, or enter into any hedging transaction that could result in a transfer of, or otherwise encumber or dispose of, (i) any shares of Common Stock (including, without limitation, any shares of Common Stock acquired pursuant to the exercise of any stock option or warrant) or interest therein, (ii) any options or warrants to acquire shares of Common Stock or (iii) any securities exchangeable for or convertible into shares of Common Stock of the Company, in each case, which Lau Technologies may now or hereafter own, for a period commencing as of the date hereof and ending on the first anniversary of the Closing Date (as defined in the Investment Agreement).

(b) Notwithstanding anything herein to the contrary, Section 1(a) above shall not apply to (i) the transfer by Lau Technologies of up to 300,000 shares of Common Stock in any twelve-month period following the date hereof (including the period commencing as of the date hereof and ending on the first anniversary of the date hereof) so long as Lau Technologies provides the Company’s Board of Directors with prior written notice of such transfer, and (ii) the transfer of shares of Common Stock by Lau Technologies to its affiliates, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; provided that, in the case of clause (b)(ii) above, each transferee agrees in writing as a condition precedent to such transfer to be bound by the terms of this Agreement.

(c) This Agreement shall terminate upon the earlier of (i) the first anniversary of the Closing (as defined in the Investment Agreement) and (ii) a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the consummation of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, (ii) the merger of the Company into or its consolidation with any other entity in which the Company is not the surviving entity (other than a wholly-owned subsidiary of the Company), (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of or (iv) individuals who, immediately after giving effect to the Closing, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be an Incumbent Director.

2. Representations, Warranties and Covenants of Lau Technologies.

(a) Lau Technologies has the legal capacity and all requisite power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Lau Technologies and constitutes a valid and binding obligation of Lau Technologies, enforceable against Lau Technologies in accordance with its terms.

(b) Upon request, Lau Technologies will execute any additional documents necessary in connection with enforcement hereof.

(c) Lau Technologies acknowledges the sufficiency of the consideration for this Agreement and confirms that it understands that the Investor and the Company will rely upon the representations set forth in this Agreement in proceeding with the Investment.

(d) Lau Technologies further confirms that the agreements of Lau Technologies herein are irrevocable and shall be binding upon its successors and assigns.

(e) Lau Technologies agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by it except in compliance with this Agreement.

3. Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	If to the Company, to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: General Counsel

With a copy to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Charles J. Johnson, Esq.

or to such other person at such other place as the Company shall designate to Lau Technologies in writing; and

(b)	If to Lau Technologies, to:

Lau Technologies

30 Monument Square

Suite 220

Concord, MA 01742

Attention: President

or at such other address as may have been furnished to the Company in writing.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws.

5. Submission to Jurisdiction. Each of the parties to this Agreement (i) submits to the jurisdiction of any state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 3. Nothing in this Section 5, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signatures appear on following page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

VIISAGE TECHNOLOGY, INC.

By	/s/ Denis K. Berube
Name:	Denis K. Berube
Title:	Chairman of the Board

LAU ACQUISITION CORP.

By	/s/ Joanna Lau
Name:	Joanna Lau
Title:	Chairman and CEO

[SIGNATURE PAGE TO LAU TECHNOLOGIES LOCK-UP AGREEMENT]